Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Destination Maternity Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-212818, 333-186937, 333-174059,  and 333-137136) of Destination Maternity Corporation (formerly Mothers Work, Inc.) of our reports dated April 13, 2017, with respect to the consolidated balance sheets of Destination Maternity Corporation and subsidiaries as of January 28, 2017 and January 30, 2016, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the two-year period ended January 28, 2017, the four months ended January 31, 2015 and the year ended September 30, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of January 28, 2017, which reports appear in the January 28, 2017 annual report on Form 10-K of Destination Maternity Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania

April 13, 2017